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                                                                    Exhibit 23.1

                             ACCOUNTANTS' CONSENT

The Board of Directors
Quarterdeck Corporation


     We Consent to the incorporation by reference in the registration statements (No. 333-60891, No. 333-52727 and No. 333-38693) on Form S-3 and the
registration statements (No. 333-53033 and No. 333-53073) on Form S-8 of Quarterdeck Corporation of our report dated November 13, 1998, except for the second and fourth paragraphs of note 18 which are as of November 17, 1998 and December 8, 1998, respectively, with respect to the consolidated balance sheets of Quarterdeck Corporation and subsidiaries as of September 30, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended September 30, 1998, and the related schedule, which report appears in the September 30, 1998 annual report on Form 10-K of Quarterdeck Corporation.


Los Angeles, California
December 22, 1998